Exhibit 10.1

AMENDMENT ONE TO SOFTWARE SUPPLY AND SUPPORT
AGREEMENT

THIS AMENDMENT TO SOFTWARE SUPPLY AND SUPPORT AGREEMENT (the “Amending Agreement”) is made as of the 1st   day of February, 2008 (the “Effective Date”), by and among:

(1)           CRYPTOLOGIC INC., an Ontario, Canada corporation whose office is at 3rd Floor, 55 St. Clair Avenue West, Toronto;

(2)           WAGERLOGIC LIMITED, a Cyprus corporation and wholly-owned subsidiary of  CryptoLogic, whose office is at Nimeli Court 41 - 49 Agiou Nicolaou Street, Block A 3rd Floor Engomi, 2408 Nicosia, Cyprus (“WagerLogic”);

(3)           WPT ENTERPRISES MALTA LIMITED, a corporation to be incorporated under the laws of Malta (“the Casino Licensee”);

(4)           WPT MALTA GROUP LIMITED, a corporation incorporated under the laws of Malta (the “Poker Licensee”) (the Casino Licensee and Poker Licensee also collectively referred to as the “Licensees” or each a “Licensee”);

(5)           WPT. ENTERPRISES INC., a corporation whose office is at 5700 Wilshire Boulevard, Suite 350, Los Angeles, CA 90036.

RECITALS

(A)          WHEREAS, the parties hereto are parties to Software Supply and Support Agreement dated the 24th day of August, 2007 (the “Agreement”);

(B)           WHEREAS, the Licensee wishes WagerLogic to develop and WagerLogic agrees to develop a virtual casino and two Additional Language Poker Rooms for the Licensee on the terms and conditions set out in the Agreement and herein;

NOW THEREFORE, in consideration of the mutual promises and agreements set forth in this Amending Agreement, the parties hereto agree as set forth below.

General

1.1              The Agreeement is hereby amended as may be necessary to give effect to the provisions hereof. In all other respects, the terms and conditions of the Agreement are adopted and confirmed.

1.2              Any undefined capitalized term herein shall have the same meaning as set out in the Agreement.

1.3              Each of the parties to this Amending Agreement shall pay its own costs (including legal costs) and expenses (including taxation) incurred in connection with the negotiation, preparation and performance of this Amending Agreement.

1.4              This Amending Agreement may be signed in two or more counterparts (which may be facsimile copies), each of which shall be deemed an original, but all of which together shall constitute the same instrument.

WPT Casino

1.5              Pursuant to Section 3.4.2 of the Agreement, the Casino Licensee has chosen to exercise its option to have WagerLogic develop for the Casino Licensee the Full Casino Option.

1.6              The WPT Casino shall be delivered in English by WagerLogic to the Casino Licensee within three (3) months of receipt by WagerLogic of the mutually agreeable detailed functionality and specifications for the WPT Casino (“Specifications”).  The estimated delivery date is currently June 30, 2008  (the “Casino Delivery Date”).  A firm Casino Delivery Date shall be provided by WagerLogic to the Casino License upon receipt by WagerLogic of  the Specifications.

1.7              Upon delivery of the WPT Casino, the WPT Casino shall replace the Casino in Poker in the WPT Poker Room as the casino property accessible by End Users of the WPT Poker Room.

1.8              Section 5.3 of the Agreement is hereby amended by:

1.8.1              deleting reference to “USD $2,500,000” and substituting therefor “USD$750,000.00”;

1.8.2              deleting reference to “USD $625,000” and substituting therefor “USD$187,500.00”. and

1.8.3              adding to the end 5.3(d) the sentence “Notwithstanding the foregoing, it is expressly agreed that, the Licensee shall have the option (the “WPT Casino Termination Option”), exercisable in the thirty day period immediately following the twelve month anniversary date of the go-live date of the WPT Casino, and further exercisable in the thirty day period immedaitely following each subsequent twelve month anniversary date of the go-live date of the WPT Casino, to advise WagerLogic  that the Licensee no longer wishes to use the WPT Casino, in which case, Wagerlogic shall decomission the WPT Casino in accordance with the reasonable  instructions of the Licensee, and from and after the date of decommisioning of the WPT Casino, the  Licensee shall no longer be obligated to pay such portion of the Annual WPT Casino Minimum as relates to the the period from and after the date of decommissioning.  Notwithstanding the foregoing, upon presentation of invoice by WagerLogic to Licensee, Licesee shall be responsible for actual costs related to WagerLogic’s decomissioning of the WPT Casino provided that such costs do not exceed Five Thousand Dollars ($5,000).  In such event, should the Licensee maintain the Casino in Poker, which shall be at Licensee’s sole discretion, it shall once again become liable to pay the Annual Casino in Poker Minimum from and after the date of decommissioning of the WPT Casino.  Licensee shall be entitled, at any time following the launch of the WPT Casino, to cancel the Casino in Poker, without futher obligation to pay such portion of the Annual Casino in Poker Minimum by the provision of Thirty (30) days written notice to WagerLogic.

Addition Language Poker Rooms

1.9              Pursuant to Section 3.5 of the Agreement, the Poker Licensee has chosen to exercise its option to have WagerLogic develop two Additional Language Poker Rooms with one being in Spanish and the other in German.

1.10            The Poker Licensee agrees to pay WagerLogic one hundred ($100,000) dollars for the development of the two foregoing Additional Language Poker Rooms (“ALPR Development Fee”).

1.11            The Poker Licensee agrees to pay to WagerLogic fifty (50%) of the ADLR Development Fee within ten (10) days after execution of this Amending Agreement and the balance of the ADLR Development Fee within thirty (30) days of the ALPR Delivery Date (as defined below).

1.12            The estimated delivery date for the two foregoing Additional Language Poker Rooms is currently April 30, 2008 (the “ALPR Delivery Date”). A firm ADLR Delivery Date shall be provided by WagerLogic to the Casino License upon receipt by WagerLogic of  the Specifications.

1.13            Notwithstanding Section 5.4(b) of the Agreement, the parties agree and confirm that no Minimum Language Fee shall be payable by the Poker Licensee with respect to the Spanish and German Additional Language Poker Rooms delivered by  WagerLogic pursuant to this Amending Agreement.

1.14            Section 5.4(b)(ii) of the Agreement is hereby deleted in its entirety and the following substituted therefore:

“From and after January 1, 2009, there will be no development fees or Minimum Language Fee payable for the development of Additional Language Poker Rooms by WagerLogic for the Poker Licensee; provided that delivery of any Additional Language Poker Rooms by WagerLogic to the Poker Licensee shall be subject to the consent of WagerLogic to develop such Additional Language Poker Room, having regard to WagerLogic’s expectation that a reasonable economic benefit will accrue to WagerLogic from the development of such Additional Language Poker Room. Notwithstanding the foregoing, WagerLogic acknowledges and agrees that the languages of Chinese, French and Italian shall be automatically deemed to be of economic benefit and a

Additional Language Poker Room in respect of each such langauge shall be developed upon the request of Poker Licensee.”

Acquisition Marketing Activities

1.15            In the twelve (12) month period from the Casino Delivery Date hereof, the Licensee hereby agrees that it will expend at least five million ($5,000,000.00) United States Dollars on marketing initiatives and/or hard and soft dollar promotions focused on the acquisition of new End User. Licensee shall, upon the request of WagerLogic, provide WagerLogic with satisfactory written evidence confirming the foregoing expenditure.

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IN WITNESS WHEREOF the parties have executed this Amending Agreement as of the date above first written.

CRYPTOLOGIC INC.

By:	/s/ Brian Hadfield

Name: Brian Hadfield

Title: President and CEO

WAGERLOGIC LIMITED

By:	/s/ Anthony Demetriades

Name: Anthony Demetriades

Title: Managing Director

WPT MALTA GROUP LIMITED

By:	/s/ Adam Pliska

Name: Adam Pliska

Title: General Counsel

WPT ENTERPRISES MALTA LIMITED

By:	/s/ Adam Pliska

Name: Adam J. Pliska

Title: Director

WPT ENTERPRISES INC.

By:	/s/ Adam Pliska

Name: Adam J. Pliska

	Title:	General Counsel and Secretary to the Board of Directors.